UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 1, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Annual Equity Compensation Grants. As stated in the proxy statement for its Annual Meeting of Stockholders held on May 27, 2009, ION Geophysical Corporation (the “Company”) has adopted a policy that all awards of restricted stock and stock options to its employees and directors will be granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1. Except for occurrences such as significant promotions, new hires, new directors joining the Board or unusual circumstances, the Company’s current policy is to make most equity compensation awards on December 1 of each year. This date was selected because (i) it enables the Board of Directors and Compensation Committee to consider individual performance eleven months into the year, (ii) it simplifies the annual budgeting process by having the expense resulting from the equity award incurred late in the fiscal year and (iii) the date is approximately three months before the date that the Company normally pays annual incentive bonuses.
     Consistent with this policy and past practice, on December 1, 2009, the Company granted certain equity compensation awards to its key employees, including its officers. The table below shows the grants on that date to the current named executive officers of the Company of (i) nonqualified stock options under the Company’s 2004 Long-Term Incentive Plan and (ii) shares of the Company’s restricted stock under the 2004 Long-Term Incentive Plan:

			Shares of
		Shares Subject to	Restricted Stock
Executive Officer	Title	Stock Options (#)	(#)

Robert P. Peebler	Chief Executive Officer	—	100,000

R. Brian Hanson	Executive Vice President and Chief Financial Officer	—	75,000

James R. Hollis	President and Chief Operating Officer	—	30,000

Christopher M. Friedemann	Senior Vice President, Corporate Marketing	15,000	10,000
     The options granted vest 25% each year over a four-year period and are exercisable at a price equal to $5.44 per share, which is the closing sales price per share of the Company’s common stock on the NYSE on the last trading day immediately prior to the date of grant, in accordance with the terms of the 2004 Long-Term Incentive Plan. The grants of shares of restricted stock will vest in one-third increments each year, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights and rights to dividends as all other holders of common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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